EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT ("Agreement") made and entered into this _____ day of __________, 2008, to be effective as of that date (the "Effective Date"), by and between SUNGAME CORPORATION, (the "Company") and GUY ROBERT (the "Executive")

                                   WITNESSETH:
                  WHEREAS, the Company wishes to secure the services of the Executive subject to the contractual terms and conditions set forth herein; and

                  WHEREAS, the Executive is willing to enter into this Agreement upon the terms and conditions, set forth herein.

                  NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, the parties here to agree as follows:

1. EMPLOYMENT. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to accept such employment with the Company, all upon the terms and conditions set forth herein.

2. TERM OF EMPLOYMENT. Subject to the terms and conditions of this Agreement, the Executive shall be employed for a term of three (3) years commencing on the Effective Date and ending on the third (3rd) anniversary of the Effective date (the "Term") unless sooner terminated as provided for herein. The Term shall renew automatically for additional one (1) year terms, unless either party gives written notice no less than ninety (90) days prior to the expiration of the Term that it does not intend to extend the Term.

3. DUTIES AND RESPONSIBILITIES.

                  A. CAPACITY. During the Term, the Executive shall serve in the capacity of the President and Chief Executive Officer subject to the supervision of the Board of Directors of the Company (the "Board")

                  B. FULL-TIME DUTIES. During the Term, and excluding any periods of disability, vacation or sick leave to which the Executive is entitled, the Executive shall devote substantially all of his business time, attention and energies to the business of the Company. During the Term, it shall not be a violation of this Agreement for the Executive to (i) serve on corporate, civic or charitable boards or committees,
         (ii) deliver lectures or fulfill speaking engagements and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement, (iv) it is acknowledged that the Executive owns and serves as CEO/Chairman of a Adversor Corp and its affiliates. The Executive will not allow said activities to impact negatively or otherwise interfere with his duties or performance hereunder.
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                  C. STANDARD OF  PERFORMANCE.  The  Executive  will perform his duties under this Agreement with fidelity and loyalty, to the best of his ability, experience and talent and in a manner consistent with his duties and responsibilities.

4. COMPENSATION

                  A. BASE SALARY. The Company shall pay the Executive a salary (the "Base Salary") of $2000 per month up until IPO listing and $5000 until positive cash flow and $10000 thereafter, prorated for partial months of employment. The Base Salary shall be payable in accordance with the general payroll practices of the Company in effect from time to time. During the Term of this Agreement, the Base Salary shall be reviewed at least annually by the Board after consultation with the Executive and may from time to time be increased (but not decreased) as solely determined by the Board. Effective as of the date of any such increase, the Base Salary as so increased shall be considered the new Base salary for all purposes of the Agreement and may not thereafter be reduced. Any increase in Base Salary shall not limit or reduce any other obligation of the Company to the Executive under this Agreement.

                  B. ANNUAL PERFORMANCE BONUS. Executive shall be eligible for annual discretionary bonus awards payable in cash and/or common stock of the Company, as so determined solely by the Board, based on performance objectives determined annually or at other times by the Board. Bonus Plan shall be established in 2006.

                  C. LONG TERM INCENTIVES. Upon the Execution of this Agreement, the Company agrees to issue the Executive the initial option award set forth on the term sheet attached hereto as Exhibit A. Following the initial option award, the Executive shall be eligible for grants of stock options, restricted stock and/or other long-term incentives in the discretion of the Board on the same basis as other similarly situated senior executives of the Company. In addition, in the event the Company pursues additional rounds of equity financing during the Term, the Executive shall be offered the option to purchase, at the price offered in such financing, a sufficient additional equity interest such that if the Executive exercises this purchase option, the Executive will maintain his proportionate ownership interest in the Company.

                  D. BENEFITS.

                           (1) If and to the extent that the  Company  maintains
                  employee benefit plans (including, but not limited to, pension, profit-sharing, disability, accident, car allowance or related expenses, medical, life insurance, and hospitalization plans) (it being understood that the Company may but shall not be obligated to do so), the Executive shall be entitled to participate therein accordance with the Company's regular practices with respect to similarly situated senior executives. The Company will have the right to amend or terminate any such benefit plans it may choose to establish.



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                           (2)  The  Executive   shall  be  entitled  to  prompt
                  reimbursement from the Company for reasonable out-of-pocket expenses incurred by him in the course of the performance of his duties hereunder, upon the submission of appropriate documentation in accordance with the practices, policies and procedures applicable to the other senior executives of the Company.

                           (3) The Executive shall be entitled to such vacation,
                  holidays and other paid or unpaid leaves of absence as are consistent with the Company's normal policies available to other senior executives of the Company or as are otherwise approved by the Board.

                           (4) The  Executive  shall  be  entitled  to have  the
                  company pay an automobile allowance or related automobile expenses for actual amounts incurred and submitted for reimbursement but in no event less than $500 per month.

5. TERMINATION OF EMPLOYMENT.

         Notwithstanding the provisions of Section 2 hereof, the Executive's employment hereunder shall terminate under any of the following conditions:

                  A. DEATH. The Executive's employment under this Agreement shall terminate automatically upon his death.

                  B. TOTAL DISABILITY. The Company shall have the right to terminate this Agreement if the Executive becomes Totally Disabled. For purposes of this Agreement, "totally Disabled" means that the executive is not working and is currently unable to perform the substantial and material duties of his position hereunder as a result of sickness, accident or bodily injury for a period of three months. Prior to a determination that Executive is Totally Disabled, but after Executive has exhausted all sick leave and vacation benefits provided by the Company, Executive shall continue to receive his Base Salary, offset by any disability benefits he may be eligible to receive.

                  C.   TERMINATION  BY  COMPANY  FOR  CAUSE.   The   Executive's
         employment hereunder may be terminated for Cause upon written notice by the Company. For purposes of this Agreement, "Cause" shall mean:

                           (1) conviction of the Executive by a court of competent jurisdiction of any felony or a crime involving moral turpitude;

                           (2) the Executive's  willful and intentional  failure
                  or willful and intentional refusal to follow reasonable and lawful instructions of the Board;

                           (3) the Executive's material breach or default in the
                  performance of his obligations under this Agreement; or

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                           (4)  the  Executive's  act  of   misappropriation   ,
                  embezzlement, intentional fraud or similar conduct involving the Company.

Executive may not be terminated for Cause pursuant to subsections (2) and (3) above unless Executive is given written notice of the circumstances constituting the "Cause" and a reasonable period to cure such circumstances, if curable, which period shall be no less than thirty (30) days.

                  D. TERMINATION FOR GOOD REASON. The Executive's employment hereunder may be terminated by the Executive for Good Reason on written notice by Executive to the Company. For purposes of this Agreement, "Good Reason" means the occurrence of any of the following circumstances without the Executive's consent:

                           (1) a material reduction in the executive's salary or
                  benefits excluding the substitution of substantially equivalent compensation and benefits provided that a reduction in the level of compensation payable to a substantial portion of the company's employees or to substantially all the Company's officers as part of a unilateral cost-cutting program of the Company will not be taken into account for acceleration or vesting;

                           (2) a material  diminution of the Executives  duties,
                  authority or responsibilities as in effect immediately prior to such diminution;

                           (3)  the  relocation  of  the  Executive'   principal
                  location to a location more than 50 miles from its current location; or

                           (4) the failure of a successor  to assume and perform
                  under this Agreement.

6. PAYMENTS UPON TERMINATION.

                  A. Upon Termination of Executive's employment hereunder for any reason as so provided for in Section 5 hereof, the Company shall be obligated to pay and the Executive shall be entitled to receive, within ten (10) days of termination, Base Salary which has accrued for services performed to the date of termination and which has not yet been paid. In addition, the executive shall be entitled to one year, (12 months) of severance, payment of a pro rata portion of any LTIP or annual bonus period partially completed, any vested benefits to which he is entitled under the terms of any applicable Executive benefit plan or program, vested restricted stock plan and stock option plan of the Company, and, to the extent applicable, short-term or long-term disability plan or program with respect to any disability, or any life insurance policies and the benefits provided by such plan, program or policies, or applicable law as duly adopted from time to time by the Board.

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                  B. Upon  termination of Executive's  employment by the Company without Cause or by the Executive for Good Reason, the Company shall be obligated to pay and the Executive shall be entitled to receive:

                           (1) all of the  amounts  and  benefits  described  in
                  Section 6.A. hereof and

                           (2) a lump  sum  payment,  within  ten  (10)  days of
                  termination, equal to twelve (12) months of the Executive's Base Salary; and

                           (3) continued  participation in all Executive welfare
                  benefit programs of the Company for the remainder of the Term or, if longer, until the first anniversary of the Executive's termination of employment, as if there had been no termination of employment.

Payments  under  Section  6.B.,  with the  exception  of amounts due pursuant to
Section 6. B(1), are continued on the execution by the Executive of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Section.

                  C. Upon termination of the Executive's employment upon the death of Executive pursuant to Section 5.A., the Company shall be obligated to pay, and the Executive shall be entitled to receive:

                           (1) all of the amounts and vested benefits  described
                  in Section 6.A.;

                           (2) any death benefit  payable under a plan or policy
                  provided by the company; and

                           (3) continued participation by the Executive's dependents in the welfare benefit programs of the Company for the remainder of the Term, or if longer, until the first anniversary of the Executive's termination of employment, as if there had been no termination of employment.

                  D. Upon termination of the Executive's employment or upon the Disability of the Executive pursuant to Section 5. B., the Company shall be obligated to pay, and the Executive shall be entitled to receive:

                           (1) all of the amounts and vested benefits  described
                  in Section 6.A.;


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                           (2)  the  Base   Salary,   at  the  rate  in   effect
                  immediately prior to the date of his termination of employment due to Disability, for the remainder of the Term, offset by any payments the Executive receives under the Company's long-term disability plan and any supplements thereto, whether funded or unfunded which is adopted by the Company for the Executive's benefit and not attributable to the Executive's own contributions; and

                           (3) continued  participation by the Executive and his
                  dependents in the welfare benefit programs of the Company for the remainder of the Term or, if longer, until the first anniversary of the Executive's termination of employment as if there had been no termination of the employment.

Payments  under  Section  6.D.,  with the  exception  of amounts due pursuant to
Section 6.D(1), are conditioned on the execution by the Executive or the Executive's representative of a release of all employment-related claims; provided, however, that such release shall be contingent upon the Company's satisfaction of all terms and conditions of this Section.

                  E. Upon voluntary termination of employment by the Executive for any reason whatsoever (other than for Good Reason as described in Section 6.B.) or termination by the Company for Cause the Company shall have no further liability under or in connection with this Agreement, except to provide the amounts set forth in Section 6.A.

                  F. Upon voluntary or involuntary termination of employment of the Executive for any reason whatsoever or expiration of the Term, the Executive shall continue to be subject to the provisions of Section 7, hereof (it being understood and agreed that such provisions shall survive any termination or expiration of the Executive's employment hereunder for any reason whatsoever).

7. CONFIDENTIALITY, RETURN OF PROPERTY AND COVENANT NOT TO COMPETE.

                  A. CONFIDENTIAL INFORMATION.

                           (1) COMPANY  INFORMATION.  The Company agrees that it
                  will provide the Executive with Confidential Information, as defined below, that will enable the Executive to optimize the performance of the Executive's duties to the company. In exchange, the Executive agrees to use such Confidential Information solely for the Company's benefit. The Company and the Executive agree and acknowledge that its provision of such Confidential Information is not contingent on the Executive's continued employment with the company. Notwithstanding the preceding sentence, upon the termination of the Executive's employment for any reason, the Company shall have no obligation to provide the Executive with its Confidential
                  Information. "Confidential Information" means any Company proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products services, customer lists and customers (including, but not limited to, customers of the Company on whom the Executive called or with whom the Executive became acquainted during the term of the Executive's employment),

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                  markets,  software,   developments,   inventions,   processes,
                  formulas, technology, designs, drawings, engineering, hardware
                  configuration   information,   marketing   finances  or  other
                  business information disclosed to the Executive by the Company either directly or indirectly in writing, orally or by drawings or observation of parts or equipment. Confidential Information does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of the Executive or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions.

                  The Executive agrees at all times during the Term and thereafter, to hold in strictest confidence, and not to use, except for the exclusive benefit of the Company, or to disclose to any person or entity without written authorization of the Board of Directors of the Company, any Confidential Information of the Company.

                           (2) FORMER EMPLOYER INFORMATION. The Executive agrees
                  that he will not, during his employment with the Company, improperly use or disclose any proprietary information or trade secrets of any former employer or other person or entity and that the Executive will not bring onto the premises of the Company any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

                           (3) THIRD PARTY INFORMATION. The Executive recognizes
                  that the Company has received and in the future will receive from third parties their confidential or proprietary information subject to a duty on the Company's party to maintain the confidentiality of such information and to use it only for certain limited purposes. The Executive shall hold all such confidential or proprietary information in the strictest confidence and not disclose it to any person or entity or use it except as necessary in carrying, out the Executive's work for the Company consistent with the Company's agreement with such third party.

                  B. RETURNING COMPANY DOCUMENTS. At the time of leaving the employ of the Company, the Executive will deliver to the Company (and will not keep in the Executive's possession) specifications, drawings blueprints, sketches, materials, equipment, other documents or property, or reproductions of any aforementioned items developed by the Executive pursuant to the Executive's employment with the Company or otherwise belonging to the Company, its successors or assigns.




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                  C.  NOTIFICATION  OF NEW  EMPLOYER.  In  the  event  that  the
         Executive leaves the employ of the Company, the Executive hereby grants consent to notification by the Company to the Executive's new employer about the Executive's rights and obligations under this Agreement.

                  D. SOLICITATION OF EMPLOYEES. The Executive agrees that for a period of twenty-four (24) months immediately following the termination of the Executive's relationship with the Company for any reason, the Executive shall not either directly or indirectly solicit, induce or recruit any of the Company's employees to leave their employment, or take away such employees, or attempt to solicit, induce, recruit, encourage or take away employees of the Company, either for himself or for any other person or entity.

                  E. COVENANT NOT TO COMPETE.

                           (1) The  Executive  agrees  that during the course of
                  his employment and for twenty-four (24) months following the termination of the Executive's relationship with the Company for any reason, the Executive will not compete, without the prior written consent of the Company, as a principle, partner, employee, consultant, officer, director, manager, agent, associate, investor, or otherwise directly or indirectly, to own, purchase, organize or take preparatory steps for the organization of, build, design, finance, acquire, lease, operate, manage, invest in, work or consult for or otherwise affiliate with any business, in competition with the Company's bio-diesel business; provided, however, that the beneficial ownership by Executive of up to 5% of the voting stock of any corporation subject to the periodic reporting requirements of the Securities and Securities Exchange Act of 1934 shall not violate this Section 7. The foregoing covenant shall cover the Executive's activities in every part of the Territory in which the Executive may conduct business during the term of such covenant as set forth above. "Territory" shall mean California, USA.

                           (2) The  Executive  acknowledges  that he will derive
                  significant value from the Company's agreement in Section 7.A(1) to provide the Executive with that Confidential Information to enable the Executive to optimize the performance of the Executive's duties to the Company. The Executive further acknowledges that his fulfillment of the obligations contained in this Agreement, including, but not limited to, the Executive's obligation neither to disclose nor to use the Company's Confidential Information other than for the Company's exclusive benefit and the Executive's obligation not to compete contained in subsection (1) above, is necessary to protect the Company's Confidential Information and, consequently, to preserve the value and goodwill of the Company. The Executive further acknowledges the time, geographic and scope limitations of the Executive's obligations under subsection (1) above are reasonable, especially in light of the Company's desire to protect its

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                  Confidential   Information,   and  that   Executive  will  not
                  precluded   from  gainful   employment  if  the  Executive  is
                  obligated not to compete with the Company during the period and within the Territory as described above.

                           (3) The covenants  contained in subsection  (1) above
                  shall be construed as a series of separate covenants, one for each city, county and state of any geographic area in the Territory. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant contained in subsection (1) above. If, in any judicial proceeding, a court refuses to enforce any of such separate covenants (or any part thereof), then such unenforceable covenant (or such part) shall be eliminated from this Agreement to the extent necessary permit the remaining separate covenants (or proportions thereof) to be enforced. In the event the provisions of subsection (1) above are deemed to exceed the time, geographic or scope limitations permitted by Texas law, then such provisions shall be reformed to the maximum time, geographic or scope limitations such as the case may be, then permitted by such law.

                  F. REPRESENTATIONS. The Executive agrees to execute any proper oath or verify any proper document required to carry out the terms of this Agreement. The Executive represents that his performance of all the terms of this Agreement will not breach any agreement to keep in confidence proprietary information acquired by the Executive in confidence or in trust prior to the Executive's employment by the Company. The Executive has not entered into, and the Executive agrees that he will not enter into, any oral or written agreement in conflict herewith.

8. ARBITRATION. Any dispute or controversy arising under or in connection with this Agreement (other than any dispute or controversy arising from a violation or alleged violation by the Executive of the provisions of Section 7) shall be settled exclusively by final and binding arbitration in Houston, Texas, in accordance with the Employment Arbitration Rules of the American Arbitration Association ("AAA"). The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within thirty (30) days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the AA. The selection process shall be that which is set forth in the AAA Employment Arbitration Rules then prevailing, except that, if the parties fail to select an arbitrator from one or more panels, AAA shall not have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected. This agreement to arbitrate shall not preclude the parties from engaging in voluntary, non-binding settlement efforts including mediation.

9. NOTICES. All notices and other communications hereunder shall be in writing and shall be given (and shall be deemed to have duly given upon receipt) by delivery in person, by registered or certified mail (return receipt requested

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and with postage prepaid thereon) or by facsimile transmission to the respective parties at the following address (or at such other address as either party shall have previously furnished to the other in accordance with the terms of this Section):

                  If to the Company:

                           Sungame Corporation
                           310 S. Reeves Drive
                           Beverly Hills, CA 90212
                           Attention: Chairman of the Board


                  If to the Executive:

                           Guy Robert
                           310 S. Reeves Drive
                           Beverly Hills, CA 80212

10. AMENDMENT; WAIVER. The terms and provisions of this Agreement may be modified or amended only by a written instrument executed by each of the parties hereto, and compliance with the terms and provisions hereof may be waived only by a written instrument executed by each party entitled to the benefits thereof. No failure or delay on the part of any party in exercising any right, power or privilege granted hereunder shall constitute a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege granted hereunder.

11. ENTIRE AGREEMENT. This Agreement and all Exhibits attached hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior written or oral agreements or understandings between the parties relating thereto.

12. SEVERABILITY. In the event that any term or provision of this Agreement is found to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining terms and provisions hereof shall not be in any way affected or impaired thereby, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained therein.

13. BINDING EFFECT: ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns (it being understood and agreed that, except as expressly provided herein, nothing contained in this Agreement is intended to confer upon any other person or entity any rights, benefits or remedies of any kind or character whatsoever). The Executive may not assign this Agreement without the prior written consent of the Company. Except as otherwise provided in this Agreement, the Company may assign this Agreement to any of its affiliates or to any successor (whether by

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operation of law or otherwise) to all or  substantially  all of its business and assets without the consent of the Executive. For purposes of this Agreement, "affiliate" means any entity in which the Company owns shares or other measure of ownership representing at least 40% of the voting power or equivalent measure of control of such entity.

14. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware (except that no effect shall be given to any conflicts of law principles thereof that would require the application of the laws of another jurisdiction).

15. HEADINGS. The headings of the sections contained in this Agreement are for the convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

16. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.












                                  [END OF PAGE]

           IN WITNESS THEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement as of the Effective Date.


                                        SUNGAME CORPORATION



                                        By: ________________________________
                                                 For the Board of Directors

                                        EXECUTIVE



                                        ------------------------------------
                                        Guy Robert

                                                                       EXHIBIT A

                        TERM SHEET - INITIAL OPTION AWARD

I. OPTIONS. Company will grant Executive an option pool to purchase 650,000 shares of Company common stock, which may or may not be distributed to other Company officers and managers in the sole discretion of Executive, such price being based on the fair market value as of the grant date, which shall be the date of execution of this Agreement.

         A. Fair market value shall be $1.25 per share, the price set forth in the private placement.

         B. Vested and exercisable with respect to (i)250,000 shares on the grant date, (ii) an additional 100,000 shares 6 months after the Effective date,
(iii) an additional 100,000 shares on the date 12 months following the Effective Date, (iv) an additional 100,000 shares on the second anniversary of the Effective Date and (v) the final 100,000 shares on the third anniversary of the Effective Date. Vesting and exercisability will be accelerated on a Change in Control, a termination without Cause or a termination for Good Reason.

         C. Options will have a term of three (3) years from the date of vesting. Following a termination for any reason other than cause as defined herein, options shall remain exercisable for the remainder of the three (3) year term.

         D. Company will register the shares subject to the option on Form S-8 or such other form as may be available, and shall provide a cashless exercise procedure.

II. CHANGE IN CONTROL.

         A. In the event of a Change in Control, Company will pay Executive a gross-up payment to cover the excise tax, if any, imposed under Section 4999 of the Internal Revenue Code in connection with excess parachute payments as defined in Section 280G of the Internal Revenue Code.

         B. For purpose of the options, "Change in Control means: (a) the consummation of a merger or consolidation of the Company with or into another entity or any other transaction, the stockholders of the Company immediately prior to such merger, consolidation or other transaction own or beneficially own immediately after such merger, consolidation or other transaction 50% or more of the outstanding securities of each of (i) the continuing or surviving entity and
(ii) any direct or indirect parent entity of such continuing or surviving entity; (b) the sale, transfer or other disposition of all or substantially all of the Company's assets to a Person which is not owned or controlled by the Company or its stockholders immediately prior to such sale, transfer or other disposition; (c) individuals who, immediately following the effective date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director thereafter whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or
(d) any transaction as a result of which any Person is the "Beneficial Owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then outstanding voting securities. For purposes of this definition of Change in Control, the term "Persons" means, acting individually or as a group, an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

III. LOCK UP AGREEMENT.

         A. The Executive agrees not to sell, assign or otherwise dispose of any of the options or the shares purchased under the options until the second anniversary of the Effective Date unless a transaction or change of control as stated herein occurs, in which case executive is free to sell, assign or otherwise dispose of the options at his discretion as part of said event; provided, however, that any shares may be transferred by gift prior to such time, to family members or charities and may be sold at the time of Change of Control or other material transaction.

         B. The Executive agrees to execute an agreement with the Company in similar form to which all other executives and directors and large shareholders (in excess of 10%) will execute which provides that the party shall give the Company written notice of the intent to sell shares or options, which notice shall contain the number of securities to be sold, proposed price, and terms. The Company shall not unreasonably withhold consent to sell or transfer, except that if the sale or transfer would negatively impact a financing or pending registration statement, the Company may delay permission to sell or transfer by a period not to exceed 120 days from the date notice of intent to transfer is given. No sale or transfer may be made without compliance herewith, and appropriate stop transfer instructions shall be given to transfer agent for Executive's shares and options.